UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2026

RELIANCE GLOBAL GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida	001-40020	46-3390293
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Blvd. of the Americas, Suite 105 Lakewood, New Jersey	08701
(Address of Principal Executive Offices)	(Zip Code)

(732) 380-4600

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.086 per share	EZRA	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 27, 2026, the Compensation Committee of the Board of Directors of Reliance Global Group, Inc. (the “Company”) approved amendments to the vesting schedule for certain previously granted restricted stock awards under the Reliance Global Group, Inc. 2025 Equity Incentive Plan. The Committee determined that the accelerations are in the best interests of the Company and its shareholders by furthering retention objectives, aligning management and employees with shareholder value creation, and recognizing past contributions.

Pursuant to the Compensation Committee’s approval, the unvested portion as of July 27, 2026 of awards granted on June 24, 2026, was amended to vest in full on July 27, 2026. The awards were granted to certain employees, named executive officers and directors. Recipients included Ezra Beyman, Chief Executive Officer and Chairman of the Board, for whom 101,049 shares were accelerated; Joel Markovits, Chief Financial Officer, for whom 15,359 shares were accelerated; Judah Korman, Chief Operating Officer, for whom 14,627 shares were accelerated; Yaakov Beyman, Executive Vice President, Insurance Division for whom 13,409 shares were accelerated; Mordy Beyman, Executive Vice President, for whom 4,876 shares were accelerated; and directors Ben Fruchtzwig, Sheldon Brickman and Alex Blumenfrucht, each of whom had 4,778 shares accelerated. Awards held by certain other employees were also amended to vest in full on such date.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Reliance Global Group, Inc.

Dated: July 28, 2026	By:	/s/ Ezra Beyman
Ezra Beyman
Chief Executive Officer